Exhibit 4.15

THIRD SUPPLEMENTAL INDENTURE

among

UNIVAR INC.

as Issuer

THE GUARANTORS LISTED ON SIGNATURE PAGES HEREOF

as Guarantors

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

March 18, 2013

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) is entered into as of March 18, 2013 among Univar Inc. (the “Issuer”), the Guarantors listed on the signature pages hereof and Wells Fargo Bank, National Association (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Indenture (as defined below).

RECITALS

WHEREAS, the Issuer, the guarantors listed on signature pages thereto and the Trustee entered into the Indenture, dated as of December 20, 2010 (as amended by the Supplemental Indenture, dated as of October 1, 2012, and the Second Supplemental Indenture, dated as of February 4, 2013, and as may be further amended, supplemented or otherwise modified from time to time, the “Indenture”), relating to the Issuer’s 12% Senior Subordinated Notes due 2018 (the “Securities”);

WHEREAS, the Issuer has notified the Holders and the Trustee that prior to the 2013 Redemption Date (as defined below), it intends to deliver a notice of redemption (the “2013 Notice of Redemption”), pursuant to which the Issuer will redeem (the “2013 Redemption”) an aggregate principal amount of $350,000,000 of the Securities, (the “2013 Redeemed Securities”) on March 27, 2013 (the “2013 Redemption Date”) at the redemption price of 106% of the aggregate principal amount thereof, together with all accrued and unpaid interest thereon;

WHEREAS, after giving effect to the 2013 Redemption, $50,000,000 in the aggregate principal amount of the Securities will remain outstanding;

WHEREAS, in connection with the Redemption, the Issuer wishes to make certain amendments to, and has requested certain waivers of, various provisions of the Indenture;

WHEREAS, on or prior to the date hereof, the Trustee has received an Opinion of Counsel and Officers’ Certificate pursuant to Sections 9.06 and 13.04 of the Indenture with respect to the amendments to the Indenture that are to become effective on the date of this Third Supplemental Indenture; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuer has obtained duly authorized written consent, attached hereto as Exhibit A, to the proposed amendments from the Holders holding the entire aggregate principal amount of the outstanding Securities.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Third Supplemental Indenture hereby agree as follows:

2

Section 1.

Definitions

Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.

Amendments

(a) All references to “12% Senior Subordinated Notes due 2018” in the Indenture and the Exhibits shall be replaced with the references to “10.5% Senior Subordinated Notes due 2018.”

(b) Section 1.01 of the Indenture is amended by adding the following definitions in appropriate alphabetical order:

“2013 Applicable Premium” means, with respect to any Security at any redemption date after the 2013 Redemption Date and prior to September 27, 2013, the excess of (A) the present value at such time of (1) the redemption price of such Security on September 27, 2013 (such redemption price being 106%) plus (2) all required interest payments due on such Security through the date of redemption (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points and applied quarterly, over (B) the principal amount of such Security on the date of redemption; provided, however, that in no event shall the 2013 Applicable Premium be less than zero.”

“Third Supplemental Indenture” means the Supplemental Indenture, dated as of March 18, 2013, among the Issuer, the Guarantors and the Trustee.

“Third Supplemental Indenture Effective Date” means the first date on which all conditions set forth in Section 4 of the Third Supplemental Indenture are satisfied, as evidenced by the Officers’ Certificate delivered pursuant to the Third Supplemental Indenture.

(c) Section 1.01 of the Indenture is amended by amending and restating the definition of “Senior Credit Facility”, to read in its entirety:

“Senior Credit Facility” means collectively the Term Loan Credit Agreement and the ABL Credit Agreement dated as of the Closing Date among Holdco, the Issuer, the Issuer’s Restricted Subsidiaries and the financial institutions named therein, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time (including, for the avoidance of doubt, by the Fourth Amended and Restated Term Loan Credit Agreement and Amendment No. 5 to ABL Credit Agreement, each dated as of February 22, 2013), or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

(d) Section 1.01 of the Indenture is amended by amending and restating the definition of “Treasury Rate”, to read in its entirety:

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to (x) January 1, 2013, in the case of the Applicable Premium, or (y) September 27, 2013, in the case of the 2013 Applicable Premium; provided, however, that if the period from the redemption date to (x) January 1, 2013, in the case of the Applicable Premium, or (y) September 27, 2013, in the case of the 2013 Applicable Premium, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to (x) January 1, 2013, in the case of the Applicable Premium, or (y) September 27, 2013, in the case of the 2013 Applicable Premium, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(e) Section 1.02 of the Indenture is amended by adding the following terms to the table contained therein in appropriate alphabetical order:

Term	Defined in Section

2013 Notice of Redemption	Third Supplemental Indenture
2013 Redeemed Securities	Third Supplemental Indenture
2013 Redemption Date	Third Supplemental Indenture
2013 Redemption	Third Supplemental Indenture

(f) Section 2.02(c) of the Indenture is amended by replacing the figure “$400,000,000” in the proviso to the first paragraph thereof with the figure “$50,000,000.”

(g) Section 3.02 of the Indenture is amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Section 3.02 to the contrary, the 2013 Redeemed Securities shall be selected, and the 2013 Redemption shall be applied, in the manner set forth on Schedule A attached to the Third Supplemental Indenture.”

(h) Section 3.07(a) of the Indenture is amended by adding the following proviso at the end thereof:

“; and, provided, further, that, notwithstanding anything herein to the contrary, during the period after the 2013 Redemption Date and prior to September 27,

2013, the Securities can only be redeemed at the Issuer’s option at the redemption price equal to the sum of the principal amount of the Securities being redeemed, plus all accrued and unpaid interest thereon, plus the 2013 Applicable Premium.”

(i) Exhibit A to the Indenture is amended in its entirety by replacing it with the Form of Security attached hereto as Exhibit B.

Section 3.

Waiver

In connection with the Redemption, the Trustee hereby irrevocably waives the requirement under Section 3.01 of the Indenture that the 2013 Notice of Redemption be delivered to the Trustee at least sixty (60) days prior to the Redemption Date and acknowledges the Holders’ waiver of the requirement under Section 3.03 of the Indenture that the 2013 Notice of Redemption be delivered to each Holder at least thirty (30) days prior to the Redemption Date.

Section 4.

Conditions to Effectiveness

This Third Supplemental Indenture shall become effective, on the date (the “Third Supplement Indenture Effective Date”) on which the Issuer shall have delivered an Officers’ Certificate stating that all conditions precedent set forth in this Section 4 have been satisfied and such confirmation has been ratified by the Holders in writing. Upon the effectiveness of this Third Supplemental Indenture, the Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form part of the Indenture for all purposes, and the Trustee, the Issuer and the Guarantors shall be bound hereby and thereby.

(a) Redemption. The 2013 Redemption shall have been effected in accordance with the 2013 Notice of Redemption and the provisions of this Third Supplemental Indenture. For the avoidance of doubt, the aggregate principal amount of the 2013 Redeemed Securities shall be equal to $350,000,000 and the redemption price for the 2013 Redeemed Securities shall be equal to 106% of the aggregate principal amount of the 2013 Redeemed Securities, plus all accrued and unpaid interest thereon to the 2013 Redemption Date.

(b) Counterparts. This Third Supplemental Indenture shall have been executed by all parties thereto and delivered to the Holders and the Trustee.

(c) Deliveries to the Trustee. The Trustee shall have received Opinion of Counsel and Officers’ Certificate pursuant to Sections 9.06 and 13.04 of the Indenture.

(d) Expenses. The Issuer shall have paid to the Holders, the Trustee and their respective counsel all fees and expenses required to be paid by it pursuant to the Indenture and the Note Purchase Agreement.

Section 5.

Miscellaneous

(a) THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANY OTHER STATE) SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE.

(b) This Third Supplemental Indenture may be signed in various counterparts, which together will constitute one and the same instrument. Each signed copy shall be an original, but all of them together represent the same agreement.

(c) This Third Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Third Supplemental Indenture will henceforth be read together.

(d) Except as amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified, and confirmed by the Issuer, the Guarantors and the Trustee. The consent of the Holders to this Third Supplemental Indenture shall not constitute an amendment or waiver of any provision of the Indenture except to the extent expressly set forth herein, and shall not be construed as a waiver of or consent to any further or future action on the part of the Issuer or any Guarantor or waiver of any Default or Event of Default, except to the extent expressly set forth herein.

(e) Each Guarantor hereby reaffirms its obligations under its Guarantee and under Article 11 of the Indenture each as hereby amended by this Third Supplemental Indenture. The Issuer and each Guarantor hereby reaffirms its obligations under the Registration Rights Agreement.

(f) If any court of competent jurisdiction shall determine that any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) The recitals contained herein shall be taken as the statements of the Issuer and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

UNIVAR INC. as Issuer

By:

Name:	Thomas P. Martin
Title:	Vice President - Treasurer

CHEMPOINT.COM INC. as Guarantor

By:

Name:	Thomas P. Martin
Title:	Vice President - Treasurer

UNIVAR USA INC. as Guarantor

By:

Name:	Thomas P. Martin
Title:	Vice President - Treasurer

UNIVAR HOLDCO LLC as Guarantor

By:

Name:	Thomas P. Martin
Title:	Treasurer

UNIVAR HOLDCO III LLC as Guarantor

By:

Name:	Thomas P. Martin
Title:	Treasurer

MAGNABLEND HOLDINGS, INC.

By:

Name:	Thomas P. Martin
Title:	Treasurer

[Signature Page to Third Supplemental Indenture - 2018 Notes]

MAGNABLEND, INC.

By:

Name:	Thomas P. Martin
Title:	Treasurer

PMF CAPITAL, LLC.

By:

Name:	Thomas P. Martin
Title:	Treasurer

[Signature Page to Third Supplemental Indenture - 2018 Notes]

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:

Name:	Lynn M. Steiner
Title:	Vice President

[Signature Page to Third Supplemental Indenture – 2018 Notes]

EXHIBIT A

FORM OF CONSENT AND WAIVER TO THIRD SUPPLEMENTAL INDENTURE

March 27, 2013

Pursuant to Section 9.02 of the Indenture, the undersigned Holders, constituting the Holders of the entire aggregate principal amount of the Securities, hereby (a) consent to the amendment of the Indenture, dated as of December 20, 2010 (as amended by the Supplemental Indenture, dated as of October 1, 2012 and as further amended by the Second Supplemental Indenture, dated as of February 4, 2013 and as may be further amended, supplemented or otherwise modified from time to time, the “Indenture,” capitalized terms used herein without definition shall have the meanings ascribed to such terms therein), among Univar Inc. (the “Issuer”), the Guarantors listed on the signature pages hereof and Wells Fargo Bank, National Association (the “Trustee”) in the manner set forth in the Third Supplemental Indenture, to be dated as of the date hereof, among the Issuer, the Guarantors and the Trustee, (b) irrevocably waive the requirement under Section 3.03 of the Indenture that the 2013 Notice of Redemption be delivered to each Holder at least thirty (30) days prior to the 2013 Redemption Date, (c) consent to the retraction of the notice of redemption delivered by the Issuer to the Holders and the Trustee on February 26, 2013 and replacement of such notice with the 2013 Notice of Redemption and (d) authorize the Trustee to waive the requirement under Section 3.01 of the Indenture that the 2013 Notice of Redemption be delivered to the Trustee at least sixty (60) days prior to the 2013 Redemption Date.

By signing below, the Holders represent that such consent is duly authorized and the signers have the requisite power to enter into this consent on behalf of the Holders. Capitalized terms used, but not defined, in this consent shall have the meaning defined (including by reference) in the Third Supplemental Indenture.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the date first above written.

APOLLO INVESTMENT CORPORATION

By:
Name:
Title:

AIE EUROLUX S.À R.L.

By:
Name:
Title:

GSO COF FACILITY LLC
By:	GSO Capital Partners LP as Collateral Manager

By:
Name:
Title:

LOCUST STREET FUNDING LLC
By:	FS Investment Corporation, as Sole Member
By:	GSO / Blackstone Debt Funds Management LLC as Sub-Advisor

By:
Name:
Title:

[Consent of Holders]

GSLP I OFFSHORE HOLDINGS FUND A, L.P.

By:
Name:
Title:

GSLP I OFFSHORE HOLDINGS FUND B, L.P.

By:
Name:
Title:

GSLP I OFFSHORE HOLDINGS FUND C, L.P.

By:
Name:
Title:

GSLP I ONSHORE HOLDINGS FUND, L.L.C.

By:
Name:
Title:

[Consent of Holders]

JPM MEZZANINE CAPITAL, LLC

By:
Name:
Title:

HIGHBRIDGE PRINCIPAL STRATEGIES – MEZZANINE PARTNERS DELAWARE SUBSIDIARY, LLC
By:	Highbridge Principal Strategies Mezzanine Partners GP, L.P., as Company Manager
By:	Highbridge Principal Strategies, LLC, its General Partner

Name:
Title:

HIGHBRIDGE PRINCIPAL STRATEGIES – INSTITUTIONAL MEZZANINE PARTNERS SUBSIDIARY, L.P.
By:	Highbridge Principal Strategies Mezzanine Partners Offshore GP, L.P., as General Partner
By:	Highbridge Principal Strategies, LLC, its General Partner

Name:
Title:

HIGHBRIDGE PRINCIPAL STRATEGIES – OFFSHORE MEZZANINE PARTNERS MASTER FUND, L.P.
By:	Highbridge Principal Strategies Mezzanine Partners Offshore GP, L.P., its general partner
By:	Highbridge Principal Strategies, LLC, its general partner

Name:
Title:

[Consent of Holders]

SCHEDULE A1

Holder	Aggregate Principal Amount of Securities Held Prior to Redemption	Aggregate Principal Amount of Securities Held After Redemption
Apollo Investment Corporation	$78,750,000	$20,000,000
GSLP I Offshore Holdings Fund A, L.P.	$15,267,541.16	$9,160,524.70
GSLP I Offshore Holdings Fund B, L.P.	$15,267,541.16	$9,160,524.70
GSLP I Offshore Holdings Fund C, L.P.	$15,267,541.16	$9,160,524.70
GSLP I Onshore Holdings Fund, L.L.C.	$4,197,376.52	$2,518,425.90
Aie Eurolux S.À R.L.	$8,750,000
GSO COF Facility LLC	$97,000,000
Locust Street Funding LLC	$3,000,000
JPM Mezzanine Capital, LLC	$75,000,000
Highbridge Principal Strategies – Mezzanine Partners Delaware Subsidiary, LLC	$41,667,500
Highbridge Principal Strategies – Institutional Mezzanine Partners Subsidiary, L.P.	$7,183,750
Highbridge Principal Strategies – Offshore Mezzanine Partners Master Fund, L.P.	$38,648,750

Total	$400,000,000	$50,000,000

[1]	To be confirmed by the Holders

EXHIBIT B

[FACE OF SECURITY]

UNIVAR INC.

10.5% Senior Subordinated Note Due 2018

[CUSIP] [CINS]

No.                             $

Univar Inc., an entity organized under the laws of Delaware (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                             , or its registered assigns, the principal sum of          DOLLARS ($         ) on June 30, 2018.

Interest Rate: 10.5% per annum.

Interest Payment Dates: March 31, June 30, September 30 and December 31 commencing [    ].

Regular Record Dates: March 15, June 15, September 15 and December 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:	UNIVAR INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 10.5% Senior Subordinated Notes due 2018 described in the Indenture referred to in this Security.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF SECURITY]

UNIVAR INC.

10.5% Senior Subordinated Note Due 2018

1. Principal and Interest.

The Company promises to pay the principal of this Security on June 30, 2018.

The Company promises to pay interest on the principal amount of this Security on each interest payment date, as set forth on the face of this Security, at the rate of (i) 12% per annum from the most recent date to which interest has been paid on this Security or the Security surrendered in exchange for this Security or, if no interest has been paid, from the Issue Date to but not including March 27, 2013 and (ii) 10.5% per annum from and including March 27, 2013.

Interest will be payable, in cash, quarterly in arrears (to the holders of record of the Securities at the close of business on the March 15 (or, with respect to the interest payment date occurring on March 31, 2013, March 27), June 15, September 15 and December 15 immediately preceding the interest payment date) on each interest payment date, commencing March 31, 2013.

Interest on this Security will accrue from the most recent date to which interest has been paid on this Security [or the Security surrendered in exchange for this Security] (or, if there is no existing default in the payment of interest and if this Security is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date/the date this Security was issued]. Interest will be computed in the basis of a 360-day year of twelve 30-day months. The Issuer will pay all Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date determined in accordance with the Indenture.

The Company will pay interest on overdue principal, premium, if any, and to the extent lawful, interest at a rate per annum equal to the interest rate otherwise payable on this Security plus 2%, provided that if an Event of Default (other than pursuant to Section 6.01(a)(6)(B)) occurs the Initial Purchaser Parties hold 40% or more of the then outstanding principal amount of the Securities, and an Initial Purchaser Party have made demand therefor, the entire principal amount of the Securities shall bear interest at a rate per annum which is 2% plus the otherwise applicable interest rate from the date of such non-payment until paid in full or the applicable Event of Default has otherwise been cured or waived.

2. Indenture; Security Guarantee.

This is one of the Securities issued under an Indenture dated as of December 20, 2010 (as amended, supplemented or modified from time to time, the “Indenture”), among the Company,

Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and at all times after a TIA Event, those made part of the Indenture by reference to the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture will control.

The Securities are unsecured senior subordinated obligations of the Company. The Indenture limits the original aggregate principal amount of the Securities to $50,000,000. This Security is guaranteed by the Guarantors as set forth in the Indenture. The guarantees are subordinated as set forth in the Indenture to all Obligations in respect of Senior Debt (including all interest accrued or accruing on Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Debt).

3. Redemption and Repurchase; Discharge or Defeasance Prior to Redemption or Maturity.

(h) This Security is subject to optional redemption, and may be the subject of a Repurchase Offer, as further described in the Indenture. Notwithstanding anything in this Note to the contrary, during the period after the 2013 Redemption Date and prior to September 27, 2013, the Securities can only be redeemed at the Issuer’s option at the redemption price equal to the sum of the principal amount of the Securities being redeemed, plus all accrued and unpaid interest thereon, plus the 2013 Applicable Premium.

Except for certain required Repurchase Offers, there is no sinking fund or mandatory redemption applicable to this Security.

If the Company deposits with the Trustee money or Government Notes sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Securities to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Securities or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Subordination.

This Security is subordinated to Senior Debt of the Issuer, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Issuer must be paid before the Securities may be paid. The Issuer agrees, and each Security holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

5. Registered Form; Denominations; Transfer; Exchange.

The Securities are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Security or certain portions of a Security.

6. Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable. If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Securities automatically become due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of remedies.

7. Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Securities may be amended, or and defaults may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency.

8. Authentication.

This Security is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Security.

9. Governing Law.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

10. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Security occurring prior to                     , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:  ☐

Check One

☐	(1) This Security is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐	(2) This Security is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐	(3) This Security is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.